Exhibit 3.123

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:55 PM 03/25/2014
FILED 06:17 PM 03/25/2014
SRV 140379294 - 5505116 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY
CERTIFICATE of FORMATION

This Certificate of Formation of ASP Grede Acquisitionco LLC (the “LLC”) is being duly executed and filed by Eric L. Schondorf, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C § 18-101, et, seq.) as amended from time to time.

FIRST: The name of the limited liability company is: ASP Grede Acquisitionco LLC.

SECOND: The address of the registered office of the LLC in the State of Delaware and the name and address of the registered agent for service of process on the LLC in the State of Delaware are: Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD: This Certificate of Formation shall be effective on the date of filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 25th day of March, 2014.

By:	/s/ Eric L. Schondorf
	Name:	Eric L. Schondorf
	Title:	Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:43 PM 09/23/2014
FILED 11:45 AM 09/23/2014
SRV 141209815 - 5505116 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT CHANGING ONLY THE
REGISTERED OFFICE OR REGISTERED AGENT OF A
LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.                                      The name of the limited liability company is ASP GREDE ACQUISITIONCO LLC.

2.                                      The Registered Office of the limited liability company in the State of Delaware is changed to Corporation Trust Center 1209 Orange Street (street), in the City of Wilmington Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is THE CORPORATION TRUST COMPANY.

By:	/s/ Liela Morad
Authorized Person

Name:	Liela Morad
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